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                                                                  EXHIBIT 10.4

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT is made and entered into as of the ____ day of ________, 2004, by and between Bull Street Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), and BankWest of Nevada (the "Escrow Agent").

         WHEREAS, the Company intends to raise cash funds from investors (the "Investors") pursuant to subscription agreements for the purpose of capitalizing the Company;

         WHEREAS, pending the capitalization of the Company, it desires to deposit funds contributed by the Investors with a bank serving as Escrow Agent for the Investors and the Company;

         WHEREAS, the Company intends to offer not less than 250,000 shares of common stock, par value $0.01 per share (each, a "Share" and collectively, the "Shares"), for which each Investor will pay $10.00 per Share;

         WHEREAS, it has been determined that the proceeds to be received from the offering should be placed in escrow until such time as subscriptions for 250,000 Shares (the "Minimum Amount") has been deposited into escrow; and

         WHEREAS, the Escrow Agent is willing to accept appointment as Escrow Agent for only the expressed duties, terms and conditions outlined herein.

         NOW, THEREFORE, in consideration of the premises and agreements set forth herein, the parties hereto agree as follows:

         1. PROCEEDS TO BE ESCROWED. All funds received from Investors ("Investors Funds") pursuant to their subscription agreements for the purchase of Shares will be deposited with or wired to the Escrow Agent within three business days following the day upon which such proceeds are received by Company in accordance with the instructions contained in section 9 hereof and shall be retained in an escrow account by the Escrow Agent and invested as stated herein. During the term of this Agreement, the Company shall cause all checks received by and made payable to it in payment for such Shares to be endorsed in favor of Bull Street Real Estate Investment Trust, Inc., Escrow Account.

         If any checks deposited in the escrow account prove uncollectible after the funds represented thereby have been released by the Escrow Agent to the Company, then the Company shall promptly reimburse the Escrow Agent for any and all cost incurred for such, upon request, and the Escrow Agent shall deliver the returned checks to the Company.

         2. IDENTITY OF INVESTORS. Company shall furnish to the Escrow Agent with each delivery of funds, as provided in section 1 hereof, a list of the persons who have paid money for the purchase of Shares showing the name, address, amount of Shares subscribed for and the amount of money paid. All proceeds so deposited shall remain the property of the Investors and shall not be subject to any liens or charges by the Company, or the Escrow Agent, or judgments or creditors' claims against the Company, until released to the Company as hereinafter provided.

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Escrow Agent will not use the information provided to it by the Company for any purpose other than to fulfill its obligations as Escrow Agent. Regardless, Escrow Agent will treat this information as confidential.

         3. DISBURSEMENT OF FUNDS. From time to time, and at the end of the third business day following the Termination Date (as defined in section 4 hereof), the Escrow Agent shall notify the Company of the amount of Investors Funds received hereunder. If Investors Funds totaling the Minimum Amount or more are obtained at any time prior to the Termination Date and the Company has delivered a written notice (the "Notice") attached as Exhibit A, signed by two of the officers of the Company, stating that the Company has received and accepted subscription agreements for the Minimum Amount of Shares, then the Escrow Agent shall pay out the escrowed funds and all earnings thereon when and as directed by such officers. If the Minimum Amount of proceeds has not been delivered prior to the Termination Date, the Escrow Agent shall, within a reasonable time following the Termination Date, but in no event more than 30 days after the Termination Date, refund to each of the Investors at the address appearing on the list of Investors, or at such other address as shall be furnished to the Escrow Agent by the Investors in writing, all sums paid by the Investors pursuant to their subscription agreements for Shares, together with the interest earned on such funds in the escrow account, and shall then notify the Company in writing of such refunds. The Company may extend the offering once the Minimum Amount has been received by the Escrow Agent until such time as the Company has sold the maximum amount of Shares, as provided in the Form S-11 (as defined below) by giving written notice to the Escrow Agent.

         4. TERM OF ESCROW. The "Termination Date" shall be the earlier of (i) 1 year from the effectiveness of the Company's Registration Statement on Form S-11 (the "Form S-11") or (ii) the date the Escrow Agent received written notice from the Company that it is abandoning the sale of the Shares, subject to section 3 hereof. The Company may extend the termination date 60 days upon written notice to the Escrow Agent. In all events, this escrow shall terminate upon the second year anniversary from the date of this Agreement.

         5. DUTY AND LIABILITY OF THE ESCROW AGENT. The sole duty of the Escrow Agent, other than as herein specified, shall be to receive the Investors Funds and hold them subject to release, in accordance herewith, and the Escrow Agent shall be under no duty to determine whether the Company is complying with requirements of this Agreement in tendering to the Escrow Agent said proceeds of the sale of the Shares. The Escrow Agent may conclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, consent, order or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document, and its sole responsibility shall be to act only as expressly set forth in this Agreement. The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement unless first indemnified to its satisfaction. The Escrow Agent may consult counsel in respect of any question arising under this Agreement, and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel.


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         6. ESCROW AGENT'S FEE. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit B, which compensation shall be paid by the Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Agreement, or the subject matter hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney's fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Company.

         7. INVESTMENT OF PROCEEDS. All funds held by the Escrow Agent pursuant to this Agreement shall constitute trust property for the purposes for which they are held. The Escrow Agent shall invest all funds received from Investors in [NAME OF FUND], a money market fund.

         8. ISSUANCE OF CERTIFICATES. Until the terms of this Agreement with respect to Shares have been met and the funds hereunder received from subscriptions for Shares have been released to the Company, the Company may not issue any certificates or other evidence of Shares, except subscription agreements.

         9. NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

If to Company:

         Bull Street Real Estate Investment Trust, Inc.
         2357 Renaissance Drive, Suite A
         Las Vegas, Nevada 89119

If to Escrow Agent:

         BankWest of Nevada
         [Address]
         [Address]

Wires to Escrow Agent should be directed to the following:

         [Wiring Instructions]


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Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

         10. INDEMNIFICATION OF ESCROW AGENT: The Company hereby indemnifies and holds harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates unless such action, claim or proceeding is the result of the willful misconduct of the Escrow Agent. The Escrow Agent may consult counsel in respect of any question arising under this Agreement and the Escrow Agent shall not be liable for any acting taken or omitted in good faith upon advice of such counsel.

         11. SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

         12. GOVERNING LAW; JURISDICTION. This Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of Nevada, without giving effect to the principles of conflicts of laws thereof. Each party hereby consents to the personal jurisdiction and venue of any court of competent jurisdiction in the State of Nevada.

         13. SEVERABILITY. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

         14. AMENDMENTS; WAIVERS. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

         15. ENTIRE AGREEMENT. This Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

         16. SECTION HEADINGS. The section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.


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         17. COUNTERPARTS. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

         18. TIME OF ESSENCE. Time is of the essence in the performance of the obligations under this Agreement.

         19. RESIGNATION. Escrow Agent may resign upon 30 days advance written notice to the Company. If a successor Escrow Agent is not appointed within the 30-day period following such notice, Escrow Agent may petition any court of competent jurisdiction to name a successor Escrow Agent.

                  [Remainder of Page Intentionally Left Blank]


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first set forth above.


                                        BULL STREET REAL ESTATE
                                        INVESTMENT TRUST, INC.



                                        By:
                                           --------------------------
                                        Its:
                                            -------------------------



                                        BANKWEST OF NEVADA


                                        By:
                                           --------------------------
                                        Its:
                                            -------------------------




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